Exhibit 3.1

        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF
             FOOD COURT ENTERTAINMENT NETWORK, INC.


     Food Court Entertainment Network, Inc., a corporation organized and existing under the laws of the State of Delaware
(the "Corporation"), hereby certifies that:

     I.   The present name of the Corporation is Food Court
Entertainment Network, Inc.

     II. The name under which the Corporation was originally incorporated is Advanced Media Inc., and the date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is February 12, 1992. On
April 29, 1992, the Corporation filed a Certificate of Amendment of Certificate of Incorporation whereby its name was changed to Applebell Communications, Inc. and on October 15, 1993 the Corporation filed an Amended and Restated Certificate of Incorporation whereby, among other amendments, the name of the Corporation was changed to Food Court Entertainment Network, Inc.

     III. In accordance with the provision of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation was duly adopted by the unanimous vote of the Board of Directors of the Corporation at a meeting held on August 9, 1995, and by the written consent of the holders of more than a majority of the outstanding stock and each class of stock of the Corporation entitled to vote thereon and prompt written notice of such action has been provided pursuant to Section 228(d).

     IV. The Corporation's certificate of incorporation is hereby amended and restated in its entirety to read as follows:

          FIRST:  The name of the corporation is Food Court
Entertainment Network, Inc. (the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose for which the Corporation was formed is to engage in any lawful act or activity for which Corporations may be organized under the Delaware General
Corporation Law.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 31,250,000 shares, consisting of 5,000,000 shares of Preferred Stock (the "Preferred Stock"), par value $.01 per share, as more fully described in Section A below and 26,250,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), consisting of 25,000,000 shares Series A Common Stock and 1,250,000 shares of Series B Common Stock, as more fully described in Section B below.

     A. Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions and (if any), of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limitation the generality of the foregoing, the following:

          1. The voting rights and powers (if any) of the Preferred Stock and each series thereof;

          2. The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation.

          3. The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

          4. The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock and each series thereof, may be redeemed; and

          5. The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     B.   Common Stock.

          1. General. The voting dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The designations, preferences, limitations and relative rights of the Series A Common Stock and Series B Common Stock shall be identical in all respects, except as stated in this Certificate of Incorporation or as otherwise required by law. Except as provided in this Certificate of Incorporation or as may otherwise be required by law, the Series A Common Stock and Series B Common Stock shall vote together as a single class with respect to all matters. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights or restrictions of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders after payment of creditors and subject to any preferential rights of any then outstanding Preferred Stock.

          2.   Series A Common Stock.

               a. Designation. The series of Common Stock designated and known as "Series A Common Stock" shall consist of 25,000,000 shares of the authorized Common Stock of the Corporation (the "Series A Common Stock").

               b. Voting. The holders of Series A Common Stock are entitled to one (1) vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

          3.   Series B Common Stock.

               a. Designation. The series of Common Stock designated and known as "Series B Common Stock" shall consist of 1,250,000 shares of the authorized Common Stock of the Corporation (the "Series B Common Stock").

               b. Voting. The holders of Series B Common Stock are entitled to five (5) votes for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

               c.   Conversion.

                    (1) Optional Conversion. Each record holder of Series B Common Stock is entitled, at any time or from time to time, to convert any or all of the shares of such holder's
Series B Common Stock into shares of Series A Common Stock at the ratio of one share of Series A Common Stock for each share of Series B Common Stock.

                    (2)  Optional Conversion Procedures.

                         (a)  Each conversion of shares pursuant
to Paragraph (c)(1) of this section shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

                         (b)  Promptly after such surrender, the
Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Series A Common Stock issuable upon such conversion and a certificate representing any Series B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

                    (3)  Automatic Conversion.  Each share of
Series B Common Stock will convert automatically into one share of Series A Common Stock upon the sale or any other transfer thereof (including, without limitation, conveyance into a trust and transfer by the operation of any will or the laws of descent and distribution), except upon a sale or any other transfer to a person who immediately prior to such sale or transfer is a holder of a share or shares of Series B Common Stock.

                    (4)  Issuance Costs.  The issuance of
certificates upon conversion of shares pursuant hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

                    (5)  Reservation of Shares.  Solely for the
purpose of issuance upon conversion of such shares as herein provided, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A Common Stock such number of shares of Series A Common Stock as are then issuable upon the conversion of all outstanding shares of Series B Common Stock.

     C. Other Provisions. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of any class or series of stock or securities convertible into or exchangeable for stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether any such persons, firms, corporations or associations are holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

          FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

          SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form as hereafter amended are granted subject to the right reserved in this Article.

          SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, Food Court Entertainment Network, Inc.
has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 16th day of October, 1995.

                              FOOD COURT ENTERTAINMENT
                              NETWORK, INC.


(SEAL)                        By /s/ Stephen G. Bowen
                                   Stephen G. Bowen, President


                              ATTEST: /s/ Harvey S. Wilson
                                        Harvey S. Wilson,
                                        Secretary
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
FOR
FOOD COURT ENTERTAINMENT NETWORK, INC.


     Food Court Entertainment Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to a Certificate of Incorporation which was filed on February 12, 1992, does hereby certify:

FIRST: That the Board of Directors of the Corporation, at a meeting held on October 4, 1996, adopted the following resolution proposing and declaring advisable the following amendment:

          RESOLVED, that Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read:

     "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 206,250,000 shares, consisting of 5,000,0000 shares of Preferred Stock (the "Preferred Stock"), par value $.01 per share, as more fully described in Section A below and 201,250,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), consisting of 200,000,000 shares of Series A Common Stock and 1,250,000 shares of Series B Common Stock, as more fully described in Section B below."

SECOND: That, at a meeting of the stockholders held on November 4, 1996 and reconvened on November 11, 1996, a majority of the outstanding stock entitled to vote thereon voted in favor of said amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of this amendment.

     IN WITNESS WHEREOF, FOOD COURT ENTERTAINMENT NETWORK, INC.
has caused this Certificate to be signed by James N. Perkins, its President, and attested by Darren M. Sardoff, its Secretary, this 11th day of November, 1996.

                              FOOD COURT ENTERTAINMENT
                              NETWORK, INC.


                              By /s/ James N. Perkins
                                   James N. Perkins, President


                              ATTEST: /s/ Darren M. Sardoff
                                        Darren M. Sardoff,
                                        Secretary